UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2016
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission on April 12, 2016 (the “April 12, 2016 8-K”), on April 7, 2016, Silver Dragon Resources, Inc., a Delaware corporation (the “Company”) entered into a Settlement and Securities Purchase Agreement (the “Agreement”) with Tonaquint, Inc. a Utah corporation (the “Investor”).

Under the Agreement the Company and the Investor agreed that, upon the mutual agreement of both parties, Investor may make additional investments pursuant to a Secured convertible Promissory Note (the “Additional Note”). On August 2, 2016, the Investor purchased an Additional Note having a principal amount of $170,000 for $150,000, which reflected a $15,000 original issue discount for the Additional Note and $5,000 that the Company paid towards Investor’s legal fees, accounting costs, due diligence and other costs incurred in connection with the purchase and sale of the Additional Note.

The Additional Note is secured by a security agreement whereby the company granted Investor a security interest in all of its assets in favor of the Investor to secure the Company’s performance of its obligations under the Additional Note and a Pledge Agreement whereby the Company pledged all of its right, title and interest in and to the equity interest held by the Company in Sanhe Sino-Top Resources & Technologies, Ltd, (“Sino-Top”) a Chinese foreign cooperative joint venture to secure the performance of the Company’s obligations under the Additional Note and Additional Notes. The Additional Note provides for customary events of default, including, but not limited to, cross defaults to specified other debt of the Company and its subsidiaries. The Investor, pursuant to the terms of the Additional Note, is subject to an ownership limitation of 9.99% (the “Limitation”). If the lender comes to beneficially own a number of the Company’s shares in excess of 9.99%, the Company must not issue to Investor shares of Common Stock which would excess the Limitation. The material terms of the Agreement, the Security Agreement and the Pledge Agreement were reported in the April 12, 2016 8-K.

The Additional Note carries an annual interest rate of 12%. The Investor may convert the Additional Note at any time beginning January 2, 2017 and until the outstanding balance on the Note is paid in full. The maturity date of the Additional Note is February 28, 2017 (the “Maturity Date”).

The conversion price for each Lender Conversion (as defined below) shall be $0.015 (the “Lender Conversion Price”). However, in the event the Company’s Market Capitalization (as defined in the Additional Note) falls below $4,000,000.00 at any time, then in such event (a) the Lender Conversion Price for all conversions by the Investor occurring after the first date of such occurrence shall equal the lower of the Lender Conversion Price or the Market Price (as defined in the Additional Note) as of any applicable date of conversion, and (b) the true-up provisions of the promissory note shall apply to all Lender Conversions that occur after the first date the Market Capitalization falls below $4,000,000.00.

Beginning on December 31, 2016 and on the same day of each month thereafter until the Maturity Date (each, an “Installment Date”), if paying in cash, the Company shall pay to the Investor the applicable Installment Amount due on such date and if paying in Installment Conversion Shares (as defined below), the Company shall deliver such Installment Conversion Shares on or before the delivery date. As used in the Installment Amount means $55,000.

Payments of each Installment Amount may be made (a) in cash, or (b) by converting such Installment Amount into shares of Common Stock (“Installment Conversion Shares,” and together with the Lender Conversion Shares, the “Conversion Shares”) (each an “Installment Conversion”) per the following formula: the number of Installment Conversion Shares equals the portion of the applicable Installment Amount being converted divided by the Installment Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the applicable Installment Date and the Installment Conversion Shares are delivered to Lender on or before the applicable delivery date. Notwithstanding the foregoing, the Company will not be entitled to elect an Installment Conversion with respect to any portion of any applicable Installment Amount and shall be required to pay the entire Amount of such Installment Amount in cash if on the applicable Installment Date there is Equity Conditions Failure (as defined in the Additional Note), and such failure is not waived in writing by Investor.

On the date that is twenty trading days (a “True-Up Date”) from each date that the Installment Conversion Shares delivered by the Company to the Investor become cleared for resale by any applicable compliance departments of the Investor’s brokerage firm or clearing firm and such shares have been deposited in such clearing firms account for the benefit of the Investor, there shall be a true-up where the Company shall deliver to Lender additional Installment Conversion Shares (“True-Up Shares”) if the Installment Conversion Price as of the True-Up Date is less than the Installment Conversion Price used in the applicable installment notice. In such event, the Company shall deliver to investor within three trading days of the True-Up Date a number of True-Up Shares equal to the difference between the number of Installment Conversion Shares that would have been delivered to Investor on the True-Up Date based on the Installment Conversion Price as of the True-Up Date and the number of Installment Conversion Shares originally delivered to Investor pursuant to the applicable installment notice.

Upon the sale by Company of all equity interests held by the Company in Sino-Top, the Investor may cause the Company to repay its outstanding balance on promissory notes held by the Investor or redeem Additonal Note at the Redemption Value (as defined in the Additional Note).

The foregoing descriptions of the Additional Note are qualified in their entirety by reference to the full text of the Additional Note which is attached as an exhibit to this current Report on Form 8-K and which are incorporated herein by reference.

In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Secured Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: August 4, 2016	/s/ Marc Hazout
By: Marc Hazout, President & CEO